CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the use of our reports included herein:

     Report Date:               Financial  Statements  of:
     -------------------------  --------------------------

     May 15, 1999, except for   Interactive  Buyer  Network
     Note 10 to the financial   International  Ltd.
     statements which is as of
     September 3, 1999

     November 17, 1999          Wpg.Net,  Inc.

and to the reference to our firm under the caption "Experts" included in or made part of this Form 10-SB.


/s/ Lucas,  Horsfall,  Murphy  &  Pindroh,  LLP
November  18,  1999



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